Exhibit 99 (a)(22)

ARTICLES SUPPLEMENTARY

TO THE

ARTICLES OF INCORPORATION

OF

TCW GALILEO FUNDS, INC.

TCW GALILEO FUNDS, INC. a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in Baltimore City (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to and in accordance with Section 2-105(c) and Section 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has the authority to issue to one hundred and fifty-four billion (154,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of one hundred and fifty-four million dollars ($154,000,000).

(a)	Immediately prior to the increase effected by these Articles Supplementary, the total number of shares of all classes or series that the Corporation had the authority to issue was one hundred and fifty billion (150,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of one hundred and fifty million dollars ($150,000,000).

(b)	Immediately after the increase effected by these Articles Supplementary, the total number of shares of all classes and series that the Corporation has the authority to issue is one hundred and fifty-four billion (154,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of one hundred and fifty-four million dollars ($154,000,000).

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors, has duly classified and reclassified the one hundred and fifty billion (150,000,000,000) shares that the Corporation previously was authorized to issue. Of those one hundred and fifty billion (150,000,000,000) shares:

(a)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Select Equities Fund, Institutional Class (or Class I) shares;

(b)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Core Fixed Income Fund, Institutional Class (or Class I) shares;

(c)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo High Yield Bond Fund, Institutional Class (or Class I) shares;

(d)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Latin America Equities Fund, Institutional Class (or Class I) shares;

(e)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Total Return Bond Fund, Institutional Class (or Class I) shares;

(f)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Short Term Bond Fund, Institutional Class (or Class I) shares;

(g)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Asia Pacific Equities Fund, Institutional Class (or Class I) shares;

(h)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Emerging Markets Equities Fund, Institutional Class (or Class I) shares;

(i)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Small Cap Growth Fund, Institutional Class (or Class I) shares;

(j)	Five billion (5,000,000,000) shares were classified as TCW Galileo Money Market Fund, Institutional Class (or Class I) shares;

(k)	Two billion (2,000,000,000) shares were classified as TCW Galileo Earnings Momentum Fund, Institutional Class (or Class I) shares;

(l)	Two billion (2,000,000,000) shares were classified as TCW Galileo Aggressive Growth Equities Fund, Institutional Class (or Class I) shares;

(m)	Two billion (2,000,000,000) shares were classified as TCW Galileo Convertible Securities Fund, Institutional Class (or Class I) shares;

(n)	Two billion (2,000,000,000) shares were classified as TCW Galileo Value Opportunities Fund, Institutional Class (or Class I) shares;

(o)	Two billion (2,000,000,000) shares were classified as TCW Galileo European Equities Fund, Institutional Class (or Class I) shares;

(p)	Two billion (2,000,000,000) shares were classified as TCW Galileo Select International Growth Equities Fund, Institutional Class (or Class I) shares;

(q)	Two billion (2,000,000,000) shares were classified as TCW Galileo Japanese Equities Fund, Institutional Class (or Class I) shares;

(r)	Two billion (2,000,000,000) shares were classified as TCW Galileo Enhanced 500 Fund, Institutional Class (or Class I) shares;

(s)	Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Growth Fund, Institutional Class (or Class I) shares;

(t)	Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Value Fund, Institutional Class (or Class I) shares;

(u)	Two billion (2,000,000,000) shares were classified as TCW Galileo Emerging Markets Income Fund, Institutional Class (or Class I) shares;

(v)	Two billion (2,000,000,000) shares were classified as TCW Galileo Value Added Fund, Institutional Class (or Class I) shares;

(w)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Select Equities Fund, Investor Class (or Class N) shares;

(x)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Core Fixed Income Fund, Investor Class (or Class N) shares;

(y)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo High Yield Bond Fund, Investor Class (or Class N) shares;

(z)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Latin America Equities Fund, Investor Class (or Class N) shares;

(aa)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Total Return Bond Fund, Investor Class (or Class N) shares;

(bb)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Short Term Bond Fund, Investor Class (or Class N) shares;

(cc)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Asia Pacific Equities Fund, Investor Class (or Class N) shares;

(dd)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Galileo Emerging Markets Equities Fund, Investor Class (or Class N) shares;

(ee)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Galileo Small Cap Growth Fund, Investor Class (or Class N) shares;

(ff)	Five billion (5,000,000,000) shares were classified as TCW Galileo Money Market Fund, Investor Class (or Class N) shares;

(gg)	Two billion (2,000,000,000) shares were classified as TCW Galileo Earnings Momentum Fund, Investor Class (or Class N) shares;

(hh)	Two billion (2,000,000,000) shares were classified as TCW Galileo Aggressive Growth Equities Fund, Investor Class (or Class N) shares;

(ii)	Two billion (2,000,000,000) shares were classified as TCW Galileo Convertible Securities Fund, Investor Class (or Class N) shares;

(jj)	Two billion (2,000,000,000) shares were classified as TCW Galileo Value Opportunities Fund, Investor Class (or Class N) shares;

(kk)	Two billion (2,000,000,000) shares were classified as TCW Galileo European Growth Equities Fund, Investor Class (or Class N) shares;

(ll)	Two billion (2,000,000,000) shares were classified as TCW Galileo Select International Growth Equities Fund, Investor Class (or Class N) shares;

(mm)	Two billion (2,000,000,000) shares were classified as TCW Galileo Japanese Equities Fund, Investor Class (or Class N) shares;

(nn)	Two billion (2,000,000,000) shares were classified as TCW Galileo Enhanced 500 Fund, Investor Class (or Class N) shares;

(oo)	Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Growth Fund, Investor Class (or Class N) shares;

(pp)	Two billion (2,000,000,000) shares were classified as TCW Galileo Large Cap Value Fund, Investor Class (or Class N) shares;

(qq)	Two billion (2,000,000,000) shares were classified as TCW Galileo Emerging Markets Income Fund, Investor Class (or Class N) shares;

(rr)	Two billion (2,000,000,000) shares were classified as TCW Galileo Value Added Fund, Investor Class (or Class N) shares;

(ss)	Two billion (2,000,000,000) shares are classified as TCW Galileo Growth Insights Fund, Institutional Class (or Class I) shares;

(tt)	Two billion (2,000,000,000) shares are classified as TCW Galileo Flexible Growth Fund, Institutional Class (or Class I) shares;

(uu)	Two billion (2,000,000,000) shares are classified as TCW Galileo Health Sciences Fund, Institutional Class (or Class I) shares;

(vv)	Two billion (2,000,000,000) shares are classified as TCW Galileo Technology Fund, Institutional Class (or Class I) shares;

(ww)	Two billion (2,000,000,000) shares are classified as TCW Galileo Growth Insights Fund, Investor Class (or Class N) shares;

(xx)	Two billion (2,000,000,000) shares are classified as TCW Galileo Flexible Growth Fund, Investor Class (or Class N) shares;

(yy)	Two billion (2,000,000,000) shares are classified as TCW Galileo Health Sciences Fund, Investor Class (or Class N) shares;

(zz)	Two billion (2,000,000,000) shares are classified as TCW Galileo Technology Fund, Investor Class (or Class N) shares;

(aaa)	Two billion (2,000,000,000) shares are classified as TCW Galileo Focused Large Cap Value Fund, Institutional Class (or Class I) shares;

(bbb)	Two billion (2,000,000,000) shares are classified as TCW Galileo Focused Large Cap Value Fund, Investor class (or Class N) shares;

(ccc)	Two billion (2,000,000,000) shares are classified as TCW Galileo Diversified Value Fund, Institutional Class (or Class I) shares;

(ddd)	Two billion (2,000,000,000) shares are classified as TCW Galileo Diversified Value Fund, Investor Class (or Class N) shares;

(eee)	Two billion (2,000,000,000) shares are classified as TCW Galileo Opportunity Fund, Institutional Class (or Class I) shares;

(fff)	Two billion (2,000,000,000) shares are classified as TCW Galileo Opportunity Fund, Investor Class (or Class N) shares;

(ggg)	Two billion (2,000,000,000) shares are classified as TCW Galileo Dividend Focused Fund, Institutional Class (or Class I) shares;

(hhh)	Two billion (2,000,000,000) shares are classified as TCW Galileo Dividend Focused Fund, Investor Class (or Class N) shares;

(iii)	Two billion (2,000,000,000) shares are classified as TCW Galileo Select Equities Fund, Advisor Class (or Class K) shares;

(jjj)	Two billion (2,000,000,000) shares are classified as TCW Galileo Aggressive Growth Equities Fund, Advisor Class (or Class K) shares;

(kkk)	Two billion (2,000,000,000) shares are classified as TCW Galileo Large Cap Value Fund, Advisor Class (or Class K) shares;

(lll)	Two billion (2,000,000,000) shares are classified as TCW Galileo Opportunity Fund, Advisor Class (or Class K) shares;

(mmm)	Two billion (2,000,000,000) shares are classified as TCW Galileo Select International Growth Equities Fund, Advisor Class (or Class K) shares;

(nnn)	Two billion (2,000,000,000) shares are classified as TCW Galileo Small Cap Growth Fund, Advisor Class (or Class K) shares;

(ooo)	Two billion (2,000,000,000) shares are classified as TCW Galileo Value Added Fund, Advisor Class (or Class K) shares;

(ppp)	Two billion (2,000,000,000) shares are classified as TCW Galileo Value Opportunities Fund, Advisor Class (or Class K) shares;

(qqq)	Two billion (2,000,000,000) shares are classified as TCW Galileo Dividend Focused Fund, Advisor Class (or Class K) shares

(rrr)	Two billion (2,000,000,000) shares are classified as TCW Galileo Growth Equities Fund, Institutional Class (or Class I) shares; and

(sss)	Two billion (2,000,000,000) shares are classified as TCW Galileo Growth Equities Fund, Investor (or Class N) shares.

(ttt)	Two billion (2,000,000,000) shares are classified as TCW Galileo Large Cap Core Fund, Institutional Class (or Class I) shares;

(uuu)	Two billion (2,000,000,000) shares are classified as TCW Galileo Large Cap Core Fund, Investor Class (or Class N) shares;

(vvv)	Two billion (2,000,000,000) shares are classified as TCW Galileo Small Cap Core Fund, Institutional Class (or Class I) shares; and

(xxx)	Two billion (2,000,000,000) shares are classified as TCW Galileo Small Cap Core Fund, Investor Class (or Class N) shares.

THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors has duly classified the four billion (4,000,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital effected by these Articles Supplementary as new classes of shares of the capital stock of the Corporation. Of the four billion shares:

(a)	Two billion (2,000,000,000) shares are classified as TCW Galileo Large Cap Flexible Growth Fund, Institutional Class (or Class I) shares; and

(b)	Two billion (2,000,000,000) shares are classified as TCW Galileo Large Cap Flexible Growth Fund, Investor class (or Class N) shares.

FOURTH: The Institutional Class (or Class I) capital stock, the Investor Class (or Class N) capital stock and the Advisor Class (or Class K) capital stock of the Corporation represents interests in the same investment portfolio of the Corporation. All shares of each particular class of the Corporation shall represent an equal proportionate interest in that class and each share of any particular class shall be equal to each other share of that class. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption of the Institutional Class (or Class I) shares, Investor Class (or Class N) shares and Advisor Class (or Class K) shares shall be as set forth in the Corporation’s Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.

FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the 1940 Act.

IN WITNESS WHEREOF, TCW Galileo Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this 26th day of September, 2005. The President of the Corporation acknowledges that the Articles Supplementary are the act of the Corporation, that to best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

TCW Galileo Funds, Inc.

By:	/s/ Alvin R. Albe, Jr.
Alvin R. Albe, Jr.,
President

ATTEST:	/s/ Philip K. Holl
Philip K. Holl
Secretary